S&T Earnings Release -1

CONTACT: Mark Kochvar Chief Financial Officer 724.465.4826 800 Philadelphia Street Indiana, PA 15701 mark.kochvar@stbank.com www.stbancorp.com
FOR IMMEDIATE RELEASE

S&T Bancorp, Inc. Announces Third Quarter 2019 Results

Indiana, Pa. - October 24, 2019 - S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, with operations in five markets including Western Pennsylvania, Central Pennsylvania, Northeast Ohio, Central Ohio, and Upstate New York, announced its third quarter 2019 earnings. Third quarter net income was
$26.9 million, or $0.79 diluted earnings per share (EPS), compared to second quarter of 2019 net income of $26.1 million, or $0.76 diluted EPS, and third quarter of 2018 net income of $30.9 million, or $0.88 diluted EPS. The third quarter of 2018 results were positively impacted by a one-time reduction to tax expense of $2.9 million, or $0.08 diluted EPS, related to a tax deduction for a pension contribution at a 35% corporate tax rate versus the current rate of 21%.

Third Quarter of 2019 Highlights:

•	Return on average assets (ROA) was 1.45%, return on average equity (ROE) was 10.97% and return on average tangible equity (ROTE) (non-GAAP) was 15.69%.

•	Portfolio loans increased $162.6 million, or 10.7% annualized, compared to the second quarter of 2019.

•	Deposits increased $126.0 million, or 8.6% annualized, compared to the second quarter of 2019.

•	DNB Financial Corporation (DNB) shareholders' approval and all bank regulatory approvals have been obtained for the pending merger with DNB.

•	S&T's Board of Directors declared a $0.28 per share dividend. This is an increase of 3.7% compared to a dividend of $0.27 per share declared in the same period in the prior year.

"We are pleased to report solid loan and deposit growth across all five of our markets during the third quarter," said Todd Brice, chief executive officer of S&T. "The growth during the quarter is a result of the successful execution of our new market based strategy announced earlier this year. This strategy reflects a tailored approach to each individual market that allows us to maintain our core value of relationship banking as our geographic footprint expands."

S&T Bancorp, Inc. and DNB Financial Corporation Merger

On September 25, 2019, DNB held a Special Meeting of Shareholders where the Agreement and Plan of Merger, dated June 5, 2019, by and between S&T and DNB, was approved. All required bank regulatory approvals have been received for the merger. The transaction is expected to be completed on or about November 30, 2019 and remains subject to the satisfaction or waiver of other customary closing conditions. Merger related expense was $0.6 million, or $0.01 diluted EPS, for the third quarter of 2019 and $1.2 million, or $0.03 diluted EPS, for the year-to-date period.

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S&T Earnings Release -2

"The S&T team is excited to partner with DNB as we move closer to the expected completion of merger in the fourth quarter," said Todd Brice, chief executive officer of S&T. "Through our preparation for the merger, it has become very clear that both institutions share not only a like business model, but a similar people centric culture that is focused on satisfying the needs of our customers. We believe these shared values will result in a seamless execution of the closing and allow us to maximize the synergies realized through the merger."

Net Interest Income

Net interest income increased $0.4 million to $61.2 million for the third quarter of 2019 compared to $60.8 million for the second quarter of 2019. The increase was primarily due to growth in average loan balances of $102.7 million and one additional day in the third quarter compared to the second quarter. Net interest margin on a fully taxable equivalent basis (FTE) (non-GAAP) decreased 6 basis points to 3.62% for the third quarter of 2019 from 3.68% in the second quarter of 2019 primarily due to decreases in short-term rates. Loan rates decreased 11 basis points to 4.95% and total interest-bearing liability costs decreased 4 basis points to 1.54%.

Asset Quality

Total nonperforming loans increased $5.0 million to $50.0 million, or 0.81% of total loans, at September 30, 2019 compared to $45.0 million, or 0.75% at June 30, 2019. Net loan charge-offs were $4.3 million for the third quarter of 2019 compared to $2.1 million in the second quarter of 2019. The provision for loan losses was $4.9 million compared to $2.2 million in the second quarter of 2019 mainly due to higher charge-offs. The allowance for loan losses to total portfolio loans was 1.00% at September 30, 2019 compared to 1.02% at June 30, 2019.

Noninterest Income and Expense

Noninterest income increased $0.2 million to $13.1 million for the third quarter of 2019 compared to $12.9 million for the second quarter of 2019. Included in other income was commercial loan swap fees of $1.5 million related to higher demand for this product in the current rate environment.

Noninterest expense decreased $2.7 million to $37.7 million for the third quarter of 2019 compared to $40.4 million in the second quarter of 2019. FDIC insurance expense decreased $1.4 million compared to the second quarter of 2019 related to Small Bank Assessment Credits that were received by all banking institutions with assets of less than $10 billion. Other expense decreased $0.6 million primarily related to higher loan related items in the second quarter of 2019. The third quarter of 2019 included merger related expenses of $0.6 million, or $0.01 diluted EPS.

Financial Condition

Total assets were $7.6 billion at September 30, 2019 compared to $7.3 billion at June 30, 2019. Loan growth was strong across all five markets during the quarter with an increase of $162.6 million, or 10.7% annualized, compared to the second quarter of 2019. Commercial loans grew $130.0 million during the quarter, or 10.9% annualized, with growth in all commercial portfolios. Consumer loans grew $32.5 million, or 9.9% annualized, driven by growth in the residential mortgage and home equity portfolios. Deposits were $6.0 billion at September 30, 2019 compared to $5.9 billion at June 30, 2019. Strong customer deposit growth in all of our markets during the third quarter lead to a reduction in brokered deposits of $52 million.

The Board of Directors of S&T Bancorp, Inc. authorized a new $50 million share repurchase plan at its regular meeting held September 16, 2019. This new repurchase authorization, which is effective through March 31, 2021, permits S&T to repurchase from time to time up to $50 million in aggregate value of shares of S&T's common stock through a combination of open market and privately negotiated repurchases. During the third quarter of 2019, 84,868 of common shares were repurchased at a total cost of $3.1 million, or an average of $36.52 per share.

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S&T Earnings Release -3

All regulatory risk-based capital ratios declined at September 30, 2019 compared to June 30, 2019 due to strong loan growth and share repurchases. All capital ratios remain above the well-capitalized thresholds of federal bank regulatory agencies.

Dividend

The Board of Directors of S&T declared a $0.28 per share cash dividend at its regular meeting held October 21, 2019. This is an increase of 3.7% compared to a dividend of $0.27 per share declared in the same period in the prior year. The dividend is payable November 21, 2019 to shareholders of record on November 7, 2019.

Conference Call

S&T will host its third quarter 2019 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, October 24, 2019. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “3rd Quarter 2019 Earnings Conference Call” and follow the instructions. After the live presentation, the webcast will be archived on this website for at least 90 days. A replay of the call will also be available until October 31, 2019, by dialing 1.877.481.4010; the Conference ID is 53468.

About S&T Bancorp, Inc. and S&T Bank

S&T Bancorp, Inc. is a $7.6 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was recently named by Forbes as a 2019 World's Best Bank. Established in 1902, S&T Bank operates in five markets including Western Pennsylvania, Central Pennsylvania, Northeast Ohio, Central Ohio, and Upstate New York. For more information visit stbancorp.com, stbank.com, and follow us on Facebook, Instagram, and  LinkedIn.

This information contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward looking statements are typically identified by words or phrases such as “will likely result”, “expect”, “anticipate” ,“estimate”, “forecast”, “project”, “intend”, “ believe”, “assume”, “strategy”, “trend”, “plan”, “outlook”, “outcome”, “continue”, “remain”, “potential”, “opportunity”, “believe”, “comfortable”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses; cyber-security concerns; rapid technological developments and changes; sensitivity to the interest rate environment including a prolonged period of low interest rates, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight; legislation affecting the financial services industry as a whole, and S&T, in particular; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; the possibility that the merger transaction with DNB may not be timely completed, if at all; that prior to completion of the merger transaction or thereafter, the parties' respective businesses may not perform as expected due to

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S&T Earnings Release -4

transaction-related uncertainties or other factors; that the merger parties are unable to implement successful integration strategies; reputational risks and the reaction of the parties' customers to the merger transaction; diversion of management time to merger-related issues; reliance on significant customer relationships; general economic or business conditions; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses. Many of these factors, as well as other factors, are described in our filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

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S&T Bancorp, Inc.	S&T Earnings Release -	5
Consolidated Selected Financial Data
Unaudited

	2019	2019	2018
	Third	Second	Third
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST AND DIVIDEND INCOME
Loans, including fees	$75,080	$74,728	$68,631
Investment securities:
Taxable	3,552	3,647	3,649
Tax-exempt	787	834	857
Dividends	394	415	490
Total Interest and Dividend Income	79,813	79,624	73,627

INTEREST EXPENSE
Deposits	16,207	16,055	10,871
Borrowings and junior subordinated debt securities	2,410	2,742	3,494
Total Interest Expense	18,617	18,797	14,365

NET INTEREST INCOME	61,196	60,827	59,262
Provision for loan losses	4,913	2,205	462
Net Interest Income After Provision for Loan Losses	56,283	58,622	58,800

NONINTEREST INCOME
Net gain (loss) on sale of securities	—	—	—
Debit and credit card	3,475	3,501	3,141
Service charges on deposit accounts	3,412	3,212	3,351
Wealth management	2,101	2,062	2,483
Mortgage banking	594	637	700
Other	3,481	3,489	2,367
Total Noninterest Income	13,063	12,901	12,042

NONINTEREST EXPENSE
Salaries and employee benefits	19,936	20,290	19,769
Data processing and information technology	3,681	3,414	2,906
Net occupancy	2,898	2,949	2,722
Furniture, equipment and software	2,090	2,301	2,005
Other taxes	1,540	1,456	1,341
Marketing	1,062	1,310	1,023
Professional services and legal	1,054	1,145	1,181
FDIC insurance	(675)	695	746
Merger related expense	552	618	—
Other	5,529	6,174	5,392
Total Noninterest Expense	37,667	40,352	37,085

Income Before Taxes	31,679	31,171	33,757
Provision for income taxes	4,743	5,070	2,876

Net Income	$26,936	$26,101	$30,881

Per Share Data
Shares outstanding at end of period	34,244,719	34,330,338	35,006,587
Average shares outstanding - diluted	34,277,270	34,201,448	35,019,292
Diluted earnings per share	$0.79	$0.76	$0.88
Dividends declared per share	$0.27	$0.27	$0.25
Dividend yield (annualized)	2.96%	2.88%	2.31%
Dividends paid to net income	34.30%	35.41%	28.25%
Book value	$28.69	$28.11	$26.27
Tangible book value (1)	$20.25	$19.68	$18.00
Market value	$36.53	$37.48	$43.36

Profitability Ratios (annualized)
Return on average assets	1.45%	1.44%	1.75%
Return on average shareholders' equity	10.97%	11.00%	13.41%
Return on average tangible shareholders' equity (2)	15.69%	15.89%	19.73%
Efficiency ratio (FTE) (3)	50.09%	54.03%	51.33%

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S&T Bancorp, Inc.	S&T Earnings Release -	6
Consolidated Selected Financial Data
Unaudited

	Nine Months Ended September 30,
(dollars in thousands, except per share data)	2019	2018
INTEREST INCOME
Loans, including fees	$223,200	$198,296
Investment securities:
Taxable	10,989	10,597
Tax-exempt	2,466	2,603
Dividends	1,373	1,741
Total Interest Income	238,028	213,237

INTEREST EXPENSE
Deposits	47,243	27,883
Borrowings and junior subordinated debt securities	8,406	10,758
Total Interest Expense	55,649	38,641

NET INTEREST INCOME	182,379	174,596
Provision for loan losses	12,767	12,279
Net Interest Income After Provision for Loan Losses	169,612	162,317

NONINTEREST INCOME
Net gain (loss) on sale of securities	—	—
Debit and credit card	9,951	9,487
Service charges on deposit accounts	9,777	9,765
Wealth management	6,210	7,782
Mortgage banking	1,726	2,133
Gain on sale of a majority interest of insurance business	—	1,873
Other	9,662	7,046
Total Noninterest Income	37,326	38,086

NONINTEREST EXPENSE
Salaries and employee benefits	61,135	57,195
Data processing and information technology	10,327	7,610
Net occupancy	8,883	8,399
Furniture, equipment and software	6,621	6,096
Other taxes	4,182	4,928
Marketing	3,514	2,916
Professional services and legal	3,382	3,120
FDIC insurance	536	2,592
Merger related expense	1,171	—
Other	17,187	16,174
Total Noninterest Expense	116,938	109,030

Income Before Taxes	90,000	91,373
Provision for income taxes	14,035	12,893

Net Income	$75,965	$78,480

Per Share Data
Average shares outstanding - diluted	34,407,732	35,012,084
Diluted earnings per share	$2.21	$2.24
Dividends declared per share	$0.81	$0.72
Dividends paid to net income	36.59%	32.00%

Profitability Ratios (annualized)
Return on average assets	1.40%	1.50%
Return on average shareholders' equity	10.61%	11.63%
Return on average tangible shareholders' equity (6)	15.30%	17.25%
Efficiency ratio (FTE) (7)	52.54%	50.59%

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S&T Bancorp, Inc.	S&T Earnings Release -	7
Consolidated Selected Financial Data
Unaudited

	2019	2019	2018
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$173,609	$122,876	$132,650
Securities, at fair value	669,226	668,588	682,535
Loans held for sale	8,371	8,135	4,207
Commercial loans:
Commercial real estate	2,922,197	2,906,895	2,826,372
Commercial and industrial	1,626,854	1,559,727	1,451,371
Commercial construction	314,813	267,203	283,783
Total Commercial Loans	4,863,864	4,733,825	4,561,526
Consumer loans:
Residential mortgage	770,882	751,355	699,867
Home equity	475,024	464,195	472,451
Installment and other consumer	74,460	72,041	67,542
Consumer construction	11,535	11,784	6,421
Total Consumer Loans	1,331,901	1,299,375	1,246,281
Total Portfolio Loans	6,195,765	6,033,200	5,807,807
Allowance for loan losses	(62,115)	(61,479)	(60,556)
Total Portfolio Loans, Net	6,133,650	5,971,721	5,747,251
Federal Home Loan Bank and other restricted stock, at cost	25,397	22,491	31,178
Goodwill	287,446	287,446	287,446
Other assets	274,292	253,348	220,096
Total Assets	$7,571,991	$7,334,605	$7,105,363

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,490,409	$1,462,386	$1,412,127
Interest-bearing demand	751,881	549,663	561,191
Money market	1,660,569	1,742,334	1,367,181
Savings	753,464	754,062	817,545
Certificates of deposit	1,326,369	1,348,255	1,309,465
Total Deposits	5,982,692	5,856,700	5,467,509

Borrowings:
Securities sold under repurchase agreements	13,925	14,154	45,200
Short-term borrowings	370,000	295,000	535,000
Long-term borrowings	69,156	69,791	45,434
Junior subordinated debt securities	45,619	45,619	45,619
Total Borrowings	498,700	424,564	671,253
Other liabilities	108,152	88,388	46,820
Total Liabilities	6,589,544	6,369,652	6,185,582

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	982,447	964,953	919,781
Total Liabilities and Shareholders' Equity	$7,571,991	$7,334,605	$7,105,363

Capitalization Ratios
Shareholders' equity / assets	12.97%	13.16%	12.94%
Tangible common equity / tangible assets (4)	9.52%	9.59%	9.25%
Tier 1 leverage ratio	10.20%	10.12%	10.13%
Common equity tier 1 capital	11.17%	11.35%	11.42%
Risk-based capital - tier 1	11.49%	11.68%	11.76%
Risk-based capital - total	12.92%	13.15%	13.27%

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S&T Bancorp, Inc.	S&T Earnings Release -	8
Consolidated Selected Financial Data
Unaudited

	2019		2019		2018
	Third		Second		Third
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$53,725	2.32%	$49,949	2.19%	$57,012	2.13%
Securities, at fair value	661,752	2.59%	673,117	2.66%	680,464	2.63%
Loans held for sale	2,712	3.98%	1,452	4.44%	1,571	4.71%
Commercial real estate	2,922,767	4.89%	2,895,146	5.01%	2,779,019	4.81%
Commercial and industrial	1,566,369	5.06%	1,559,222	5.17%	1,432,936	4.79%
Commercial construction	282,175	5.14%	242,192	5.37%	291,512	5.08%
Total Commercial Loans	4,771,311	4.96%	4,696,560	5.08%	4,503,467	4.82%
Residential mortgage	753,649	4.41%	734,372	4.50%	696,267	4.30%
Home equity	469,567	5.36%	463,480	5.42%	472,466	4.94%
Installment and other consumer	72,606	7.10%	71,319	7.23%	66,693	6.92%
Consumer construction	11,056	5.39%	11,014	5.41%	5,846	5.04%
Total Consumer Loans	1,306,878	4.91%	1,280,185	4.99%	1,241,272	4.69%
Total Portfolio Loans	6,078,189	4.95%	5,976,745	5.06%	5,744,739	4.79%
Total Loans	6,080,901	4.95%	5,978,197	5.06%	5,746,310	4.79%
Federal Home Loan Bank and other restricted stock	19,981	7.00%	21,141	6.97%	28,512	6.28%
Total Interest-earning Assets	6,816,359	4.70%	6,722,404	4.81%	6,512,298	4.55%
Noninterest-earning assets	538,514		523,636		496,268
Total Assets	$7,354,873		$7,246,040		$7,008,566

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$655,735	0.72%	$550,200	0.46%	$566,579	0.36%
Money market	1,709,248	1.83%	1,695,349	1.93%	1,330,489	1.47%
Savings	749,287	0.24%	760,743	0.26%	823,215	0.20%
Certificates of deposit	1,345,474	1.97%	1,389,968	1.95%	1,310,526	1.51%
Total interest-bearing Deposits	4,459,744	1.44%	4,396,260	1.46%	4,030,809	1.07%
Securities sold under repurchase agreements	14,030	0.73%	16,337	0.69%	42,183	0.52%
Short-term borrowings	218,799	2.47%	242,759	2.71%	455,689	2.28%
Long-term borrowings	69,421	2.68%	70,049	2.86%	45,699	2.36%
Junior subordinated debt securities	45,619	4.82%	45,619	5.03%	45,619	4.79%
Total Borrowings	347,869	2.75%	374,764	2.94%	589,190	2.35%
Total interest-bearing Liabilities	4,807,613	1.54%	4,771,024	1.58%	4,619,999	1.23%
Noninterest-bearing liabilities	1,573,549		1,523,676		1,475,059
Shareholders' equity	973,711		951,340		913,508
Total Liabilities and Shareholders' Equity	$7,354,873		$7,246,040		$7,008,566

Net Interest Margin (5)		3.62%		3.68%		3.67%

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S&T Bancorp, Inc.	S&T Earnings Release -	9
Consolidated Selected Financial Data
Unaudited

	Nine Months Ended September 30,
(dollars in thousands)	2019		2018
Net Interest Margin (FTE) (YTD Averages)
ASSETS
Interest-bearing deposits with banks	$52,421	2.38%	$56,015	1.80%
Securities, at fair value	671,727	2.65%	684,146	2.59%
Loans held for sale	1,693	4.11%	1,681	5.90%
Commercial real estate	2,907,792	4.97%	2,748,620	4.70%
Commercial and industrial	1,544,962	5.14%	1,432,133	4.62%
Commercial construction	258,239	5.28%	330,219	4.76%
Total Commercial Loans	4,710,993	5.04%	4,510,972	4.68%
Residential mortgage	736,972	4.43%	694,075	4.24%
Home equity	466,936	5.41%	475,450	4.74%
Installment and other consumer	71,021	7.17%	66,913	6.80%
Consumer construction	10,517	5.63%	4,749	4.86%
Total Consumer Loans	1,285,446	4.95%	1,241,187	4.57%
Total Portfolio Loans	5,996,439	5.02%	5,752,159	4.66%
Total Loans	5,998,132	5.02%	5,753,840	4.66%
Federal Home Loan Bank and other restricted stock	21,848	7.55%	31,277	6.88%
Total Interest-earning Assets	6,744,128	4.77%	6,525,278	4.43%
Noninterest-earning assets	526,788		492,428
Total Assets	$7,270,916		$7,017,706

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$584,280	0.54%	$571,040	0.31%
Money market	1,658,187	1.88%	1,259,071	1.29%
Savings	760,128	0.25%	849,558	0.20%
Certificates of deposit	1,389,658	1.94%	1,320,374	1.32%
Total Interest-bearing deposits	4,392,253	1.44%	4,000,043	0.93%
Securities sold under repurchase agreements	17,812	0.63%	46,292	0.44%
Short-term borrowings	259,947	2.65%	556,017	2.00%
Long-term borrowings	69,886	2.79%	46,313	2.20%
Junior subordinated debt securities	45,619	5.02%	45,619	4.52%
Total Borrowings	393,264	2.86%	694,241	2.07%
Total Interest-bearing Liabilities	4,785,517	1.55%	4,694,284	1.10%
Noninterest-bearing liabilities	1,528,573		1,421,276
Shareholders' equity	956,826		902,146
Total Liabilities and Shareholders' Equity	$7,270,916		$7,017,706

Net Interest Margin (8)		3.67%		3.63%

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S&T Bancorp, Inc.	S&T Earnings Release -	10
Consolidated Selected Financial Data
Unaudited

	2019		2019		2018
	Third		Second		Third
(dollars in thousands)	Quarter		Quarter		Quarter
Nonperforming Loans (NPL)
Commercial loans:		% NPL		% NPL		% NPL
Commercial real estate	$33,740	1.15%	$28,783	0.99%	$4,595	0.16%
Commercial and industrial	4,206	0.26%	4,130	0.26%	4,367	0.30%
Commercial construction	1,143	0.36%	1,226	0.46%	1,228	0.43%
Total Nonperforming Commercial Loans	39,089	0.80%	34,139	0.72%	10,190	0.22%
Consumer loans:
Residential mortgage	7,384	0.96%	6,782	0.90%	6,721	0.96%
Home equity	3,492	0.74%	4,081	0.88%	3,783	0.80%
Installment and other consumer	18	0.02%	25	0.03%	45	0.07%
Total Nonperforming Consumer Loans	10,894	0.81%	10,888	0.83%	10,549	0.85%
Total Nonperforming Loans	$49,983	0.81%	$45,027	0.75%	$20,739	0.36%

	2019	2019	2018
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs/(Recoveries)
Charge-offs	$4,700	$2,667	$1,234
Recoveries	(423)	(532)	(811)
Net Loan Charge-offs/(Recoveries)	$4,277	$2,135	$423

Net Loan Charge-offs/(Recoveries)
Commercial loans:
Commercial real estate	$2,298	$522	$77
Commercial and industrial	1,257	1,344	(298)
Commercial construction	(1)	(2)	(29)
Total Commercial Loan Charge-offs/(Recoveries)	3,554	1,864	(250)
Consumer loans:
Residential mortgage	289	(154)	54
Home equity	13	57	402
Installment and other consumer	421	368	256
Consumer construction	—	—	(39)
Total Consumer Loan Charge-offs	723	271	673
Total Net Loan Charge-offs/(Recoveries)	$4,277	$2,135	$423

	Nine Months Ended September 30,
(dollars in thousands)	2019	2018
Loan Charge-offs/(Recoveries)
Charge-offs	$13,391	$11,311
Recoveries	(1,743)	(3,198)
Net Loan Charge-offs/(Recoveries)	$11,648	$8,113

Net Loan Charge-offs/(Recoveries)
Commercial loans:
Commercial real estate	$2,699	$80
Commercial and industrial	7,661	7,443
Commercial construction	(4)	(838)
Total Commercial Loan Charge-offs/(Recoveries)	10,356	6,685
Consumer loans:
Residential mortgage	251	203
Home equity	51	408
Installment and other consumer	1,072	905
Consumer construction	(82)	(88)
Total Consumer Loan Charge-offs	1,292	1,428
Total Net Loan Charge-offs/(Recoveries)	$11,648	$8,113

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S&T Bancorp, Inc.	S&T Earnings Release -	11
Consolidated Selected Financial Data
Unaudited

	2019	2019	2018
	Third	Second	Third
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonperforming loans	$49,983	$45,027	$20,739
OREO	1,724	1,495	3,068
Nonperforming assets	51,707	46,522	23,807
Troubled debt restructurings (nonaccruing)	14,496	9,943	7,143
Troubled debt restructurings (accruing)	38,434	20,690	22,226
Total troubled debt restructurings	52,930	30,633	29,369
Nonperforming loans / loans	0.81%	0.75%	0.36%
Nonperforming assets / loans plus OREO	0.83%	0.77%	0.41%
Allowance for loan losses / total portfolio loans	1.00%	1.02%	1.04%
Allowance for loan losses / nonperforming loans	124%	137%	292%
Net loan charge-offs (recoveries)	$4,277	$2,135	$423
Net loan charge-offs (recoveries)(annualized) / average loans	0.28%	0.14%	0.03%

	Nine Months Ended September 30,
(dollars in thousands)	2019	2018
Asset Quality Data
Net loan charge-offs (recoveries)	$11,648	$8,113
Net loan charge-offs (recoveries)(annualized) / average loans	0.26%	0.19%

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S&T Bancorp, Inc.	S&T Earnings Release -	12
Consolidated Selected Financial Data
Unaudited

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2019	2019	2018
	Third	Second	Third
	Quarter	Quarter	Quarter

(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$982,447	$964,953	$919,781
Less: goodwill and other intangible assets	(289,538)	(289,701)	(290,171)
Tax effect of other intangible assets	439	474	572
Tangible common equity (non-GAAP)	$693,348	$675,726	$630,182
Common shares outstanding	34,245	34,330	35,007
Tangible book value (non-GAAP)	$20.25	$19.68	$18.00

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$106,865	$104,689	$122,516
Plus: amortization of intangibles (annualized)	647	654	731
Tax effect of amortization of intangibles (annualized)	(136)	(137)	(154)
Net income before amortization of intangibles (annualized)	$107,376	$105,206	$123,093

Average total shareholders' equity	$973,711	$951,340	$913,508
Less: average goodwill and other intangible assets	(289,622)	(289,784)	(290,264)
Tax effect of average goodwill and other intangible assets	457	491	592
Average tangible equity (non-GAAP)	$684,546	$662,047	$623,836
Return on average tangible shareholders' equity (non-GAAP)	15.69%	15.89%	19.73%

(3) Efficiency Ratio (non-GAAP)
Noninterest expense	$37,667	$40,352	$37,085

Net interest income per consolidated statements of net income	$61,196	$60,827	$59,262
Less: net (gains) losses on sale of securities	—	—	—
Plus: taxable equivalent adjustment	934	958	951
Net interest income (FTE) (non-GAAP)	$62,130	$61,785	$60,213
Noninterest income	13,063	12,901	12,042
Net interest income (FTE) (non-GAAP) plus noninterest income	$75,193	$74,686	$72,255
Efficiency ratio (non-GAAP)	50.09%	54.03%	51.33%

(4) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$982,447	$964,953	$919,781
Less: goodwill and other intangible assets	(289,538)	(289,701)	(290,171)
Tax effect of goodwill and other intangible assets	439	474	572
Tangible common equity (non-GAAP)	$693,348	$675,726	$630,182

Total assets	$7,571,991	$7,334,605	$7,105,363
Less: goodwill and other intangible assets	(289,538)	(289,701)	(290,171)
Tax effect of goodwill and other intangible assets	439	474	572
Tangible assets (non-GAAP)	$7,282,892	$7,045,378	$6,815,764
Tangible common equity to tangible assets (non-GAAP)	9.52%	9.59%	9.25%

(5) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$79,813	$79,624	$73,627
Less: interest expense	(18,617)	(18,797)	(14,365)
Net interest income per consolidated statements of net income	61,196	60,827	59,262
Plus: taxable equivalent adjustment	934	958	951
Net interest income (FTE) (non-GAAP)	$62,130	$61,785	$60,213
Net interest income (FTE) (annualized)	$246,494	$247,819	$238,889
Average earning assets	$6,816,359	$6,722,404	$6,512,298
Net interest margin - (FTE) (non-GAAP)	3.62%	3.68%	3.67%

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S&T Bancorp, Inc.	S&T Earnings Release -	13
Consolidated Selected Financial Data
Unaudited

	Nine Months Ended September 30,
	2019	2018

(6) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$101,564	$104,927
Plus: amortization of intangibles (annualized)	680	878
Tax effect of amortization of intangibles (annualized)	(143)	(184)
Net income before amortization of intangibles (annualized)	$102,101	$105,621

Average total shareholders' equity	$956,826	$902,146
Less: average goodwill and other intangible assets	(289,786)	(290,493)
Tax effect of average goodwill and other intangible assets	491	636
Average tangible equity (non-GAAP)	$667,531	$612,290
Return on average tangible equity (non-GAAP)	15.30%	17.25%

(7) Efficiency Ratio (non-GAAP)
Noninterest expense	$116,938	$109,030

Net interest income per consolidated statements of net income	$182,379	$174,596
Less: net (gains) losses on sale of securities	—	—
Plus: taxable equivalent adjustment	2,854	2,830
Net interest income (FTE) (non-GAAP)	$185,233	$177,426
Noninterest income	37,326	38,086
Net interest income (FTE) (non-GAAP) plus noninterest income	$222,559	$215,512
Efficiency ratio (non-GAAP)	52.54%	50.59%

(8) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$238,028	$213,237
Less: interest expense	(55,649)	(38,641)
Net interest income per consolidated statements of net income	182,379	174,596
Plus: taxable equivalent adjustment	2,854	2,830
Net interest income (FTE) (non-GAAP)	$185,233	$177,426
Net interest income (FTE) (annualized)	$247,656	$237,218
Average earning assets	$6,744,127	$6,525,278
Net interest margin - (FTE) (non-GAAP)	3.67%	3.63%

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